Exhibit 99.1

Hemisphere Media Group Stockholders Approve Acquisition by Gato Investments LP, a Portfolio Investment of Searchlight Capital Partners, L.P.

MIAMI, FL – September 8, 2022 – Hemisphere Media Group, Inc. (Nasdaq: HMTV) (“Hemisphere” or the “Company”), a leading pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with prominent broadcast, cable television and digital content platforms, today announced that its stockholders approved the acquisition of the Company by a subsidiary of Gato Investments LP (“Gato”), a portfolio investment of Searchlight Capital Partners, L.P. ("Searchlight").

The final voting results will be filed in a Form 8-K with the U.S. Securities and Exchange Commission.

Subject to the terms of the definitive merger agreement announced on May 10, 2022, the Company’s stockholders will receive $7.00 per share in cash. The Company expects to announce consummation of the merger within the coming days, subject to the satisfaction of certain customary closing conditions. Upon closing of the transaction, the Company’s common stock will no longer be listed on the Nasdaq stock market.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended, including statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company's plans, objectives, expectations, and the anticipated timing of the closing of the proposed transaction. When used in this communication, the words "believes," "estimates," "plans," "expects," "should," "could," "outlook," "potential," "forecast," "target" and "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; (2) risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company's stockholders) in the anticipated timeframe or at all; (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company's common stock; (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company's customers, vendors and others with whom it does business; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction agreement entered into in connection with the proposed transaction; (6) risks related to disruption of management's attention from the Company's ongoing business operations due to the proposed transaction; (7) significant transaction costs; (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (10) the ability to meet expectations regarding the timing and completion of the proposed transaction; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; and (12) changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company.

About Hemisphere Media Group, Inc.

Hemisphere Media Group, Inc. (HMTV) is the only publicly traded pure-play U.S. media company targeting the high-growth U.S. Hispanic and Latin American markets with leading television, streaming and digital content platforms. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, the leading broadcast television network in Puerto Rico, the leading Spanish-language subscription streaming service in the U.S., a Spanish-language content distribution company and has an ownership interest in a leading broadcast television network in Colombia.

About Searchlight

Searchlight is a global private investment firm with over $10 billion in assets under management and offices in New York, London and Toronto. Searchlight seeks to invest in businesses where its long-term capital and strategic support accelerate value creation for all stakeholders. For more information, please visit www.searchlightcap.com.

Contacts:

Edelman Smithfield for Hemisphere Media Group

Ashley Firlan

917-640-4196

Ashley.Firlan@edelmansmithfield.com